UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2026, Overland Advantage (the “Company”) delivered capital call notices to its investors relating to the sale of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), for an aggregate offering price of $40,000,000 (which represents an estimated $24.79 per Common Share). The sale is expected to close on June 30, 2026.

The sale of Common Shares was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund capital calls to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis each time the Company delivers a capital call notice to its investors.

The offer and sale of the Common Shares was conducted in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D and/or Regulation S thereunder. The Company has relied upon representations from the investors in the subscription agreements that each investor is, as applicable, either (a) an “accredited investor” as defined in Regulation D under the Securities Act or (b) not a “U.S. person” as defined in Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND ADVANTAGE

Date:	June 18, 2026	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer